                                                                       Exhibit 1

                          THE PAINEWEBBER EQUITY TRUST,
                             GROWTH STOCK SERIES 23


                          TRUST INDENTURE AND AGREEMENT


                          Dated as of December 7, 1999


                                  Incorporating


                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998,


                                     Between

                            PAINEWEBBER INCORPORATED,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

         THIS TRUST INDENTURE AND AGREEMENT dated as of December 7, 1999 between PaineWebber Incorporated, as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                         W I T N E S S E T H   T H A T:

         WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

         WHEREAS, the parties now desire to create the Twenty-third Growth Stock Trust of the aforesaid series;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

         Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

         Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, Growth Stock Series 23".

         A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

              (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

              (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.

         B. The term "Record Date" shall mean March 10, 2000 and quarterly thereafter; provided, however, that with respect to a distribution required by
Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

         Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

         C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing March 25, 2000 and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 31, 2000 and annually thereafter with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

         In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

         D. The Discretionary Liquidation Amount shall be fifty per centum (50%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to
Section 2.02.

         E. The Mandatory Termination Date shall be January 20, 2003. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be January 1, 2003.

         F. The Trustee's annual compensation as referred to in Section 8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

         G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

         H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.05 per Unit outstanding.

         I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2000, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2000.

         J. The Sponsor's Initial Costs are estimated to be $0.020 per Unit.

         K. The Trust hereby elects to qualify as a Regulated Investment Company under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

         L. The Trust hereby elects to make available a Reinvestment Plan for this Series.

         M. Units of this Trust shall not be held in certificated form.

         N. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

         O. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the eighth (8th) month of the Trust's first year (July, 2000) and continuing through the twelfth (12th) month of the Trust's first year (November, 2000) and then commencing again in the eighth (8th) month of the Trust's second year (July, 2001) and continuing through the twelfth
(12th) month of the Trust's second year (November, 2001), the Deferred Sales Charge per 100 Units shall be $12.50 per year for such two year period.

         P. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

         Q. The Trustee's address for notices under Section 10.06 is:

                             Hancock Towers
                             200 Clarendon Street
                             Boston, MA 02116

         IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                       PAINEWEBBER INCORPORATED
                                         as Depositor and Sponsor



SEAL                                   By
                                          --------------------------------
                                          Senior Vice President



Attest:


--------------------------------
Secretary

STATE OF NEW YORK       )
                        :ss.:
COUNTY OF NEW YORK      )


         On this 7th day of December, 1999 before me personally appeared Robert
E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                  --------------------------------
                                  Notary Public

                          SCHEDULE A TO TRUST INDENTURE

                         THE PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 23

                            SCHEDULE OF INVESTMENTS

                AS OF INITIAL DATE OF DEPOSIT, DECEMBER 7, 1999


COMMON STOCKS (1)



                     PRIMARY INDUSTRY SOURCE AND                        NUMBER OF     COST OF SECURITIES
                           NAME OF ISSUER                                 SHARES        TO TRUST(2)(3)
                           --------------                                 ------        --------------
Aerospace/Defense (1.79%)
 Raytheon Company* (The Need for Speed)                                     610         $  17,766.25
Airlines (3.55%)
 AMR Corporation (First-Class Leisure)                                      290            17,671.88
 Delta Air Lines, Inc. (First-Class Leisure)                                340            17,446.25
Automobile (1.81%)
 DaimlerChrysler AG (The Need for Speed)                                    260            17,875.00
Beverages--Wine/Spirits (1.76%)
 LVMH (Louis Vuitton Moet Hennessy)+ (First-Class Leisure)                  250            17,468.75
Broadcast Services (1.90%)
 Clear Channel Communications, Inc.* (Saving Time)                          220            18,810.00
Building & Construction Products (1.79%)
 Masco Corporation (Comforts of Home)                                       730            17,702.50
Commercial Services (1.79%)
 The ServiceMaster Company (Buying Time)                                  1,390            17,722.50
Computers--Hardware/Software (5.39%)
 Gateway Inc.* (The Gray Wave)                                              250            17,781.25
 International Business Machines Corporation (IBM) (The Gray Wave)          150            17,400.00
 Microsoft Corporation* (The Gray Wave)                                     190            18,133.13
Cruise Lines (3.52%)
 Carnival Corporation (First-Class Leisure)                                 340            17,170.00
 Royal Caribbean Cruises Ltd. (First-Class Leisure)                         340            17,680.00
Diversified Manufacture Operations (1.75%)
 Textron, Inc. (The Need for Speed)                                         240            17,340.00
Financial Institutions/Banks (10.73%)
 American Express Company (Investing)                                       110            17,462.50
 Citigroup Inc. (Investing)                                                 310            17,456.88
 H&R Block, Inc. (Investing)                                                380            17,503.75
 Merrill Lynch & Co., Inc. (Investing)                                      220            17,668.75
 The Bank of New York Company, Inc. (Investing)                             460            17,652.50
 The Goldman Sachs Group, Inc. (Investing)                                  240            18,480.00
Home Furnishings (3.52%)
 American Woodmark Corporation (Comforts of Home)                           800            17,600.00
 Ethan Allen Interiors Inc. (Comforts of Home)                              540            17,280.00

                         THE PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 23

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                AS OF INITIAL DATE OF DEPOSIT, DECEMBER 7, 1999

COMMON STOCKS (1)


             PRIMARY INDUSTRY SOURCE AND                 NUMBER OF     COST OF SECURITIES
                    NAME OF ISSUER                         SHARES        TO TRUST(2)(3)
                    --------------                         ------        --------------
Hotels & Motels (3.57%)
 Four Seasons Hotels Inc. (First-Class Leisure)             330          $  17,551.88
 Marriott International, Inc. (First-Class Leisure)         540             17,820.00
Insurance--Multi-Line (3.65%)
 AXA Financial, Inc. (Investing)                            520             17,810.00
 Berkshire Hathaway Inc.* (The Need for Speed)               10             18,360.00
Internet Content (5.31%)
 America Online, Inc.* (Saving Time)                        220             17,792.50
 SportsLine.com, Inc.* (Saving Time)                        360             17,910.00
 Yahoo! Inc.* (Saving Time)                                  60             16,848.75
Leisure & Recreation Products (1.78%)
 Brunswick Corporation (The Need for Speed)                 821             17,598.75
Medical Instruments (1.77%)
 Medtronic, Inc. (The Gray Wave)                            450             17,550.00
Motorcycle (1.79%)
 Harley-Davidson, Inc. (The Need for Speed)                 290             17,690.00
Multimedia (3.57%)
 The Walt Disney Company (First-Classs Leisure)             630             17,600.63
 Time Warner Inc. (The Need for Speed)                      280             17,745.00
Networking Products (1.79%)
 Cisco Systems, Inc.* (The Need for Speed)                  180             17,685.00
Pharmaceutical (1.79%)
 Schering-Plough Corporation (The Gray Wave)                370             17,713.75
Radio (1.80%)
 Infinity Broadcasting Corporation* (Saving Time)           450             17,803.13
Recreational Vehicles (1.80%)
 Polaris Industries Inc. (The Need for Speed)               460             17,796.25
Retail--Apparel/Shoe (3.60%)
 Abercrombie & Fitch Co.* (Quality Time)                    590             17,810.58
 The Gap, Inc. (Quality Time)                               410             17,809.38
Retail--Bedding (1.80%)
 Bed Bath & Beyond Inc.* (Comforts of Home)                 520             17,777.50
Retail--Building Products (3.53%)
 Lowe's Companies, Inc. (Comforts of Home)                  320             17,500.00
 The Home Depot, Inc. (Comforts of Home)                    210             17,469.38

                         THE PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 23

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                AS OF INITIAL DATE OF DEPOSIT, DECEMBER 7, 1999

COMMON STOCKS (1)

           PRIMARY INDUSTRY SOURCE AND              NUMBER OF     COST OF SECURITIES
                 NAME OF ISSUER                       SHARES        TO TRUST(2)(3)
                 --------------                       ------        --------------
Retail--Consumer Electronics (1.82%)
 Tandy Corporation (The Need for Speed)                 230         $  18,055.00
Retail--Discount (3.57%)
 Costco Wholesale Corporation (Saving Time)             180            17,640.00
 Wal-Mart Stores, Inc. (Saving Time)                    300            17,737.50
Retail--Internet (7.04%)
 Amazon.com, Inc.* (Saving Time)                        190            16,672.50
 eBay, Inc.* (Saving Time)                              100            17,650.00
 Peapod, Inc.* (Saving Time)                          1,960            17,640.00
 Priceline.com Incorporated* (Saving Time)              290            17,708.13
Retail--Jewelry (1.77%)
 Tiffany & Co. (Quality Time)                           220            17,545.00
Retail--Leisure Products (1.78%)
 West Marine, Inc.* (The Need for Speed)              2,140            17,655.00
Telecommunications (7.17%)
 Lucent Technologies Inc. (The Need for Speed)          220            17,668.75
 MCI WorldCom, Inc.* (The Need for Speed)               220            17,366.25
 Motorola, Inc. (The Need for Speed)                    140            18,707.50
 Nextel Communications, Inc.* (The Gray Wave)           160            17,260.00

  TOTAL INVESTMENTS                                                 $ 990,020.00
                                                                    ============

----------
(1)   All stocks are represented entirely by contracts to purchase such stocks.

(2) Valuation of the stocks by the Trustee was made as described in "Valuation" in Part B of this Prospectus as of the close of business on the business day prior to the Initial Date of Deposit.

(3)   The loss to the Sponsor on the Initial Date of Deposit is $215.

 *  Non-income producing security.

 + These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers. (See "Risk Factors and Special Considerations" in Part B.)